UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor's Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Vantiv, Inc. ("Vantiv") held its Annual Meeting of Stockholders on April 30, 2013. At the Annual Meeting, Vantiv stockholders voted on and approved four proposals, each of which is described in more detail in Vantiv's definitive proxy statement dated March 18, 2013. Present at the Annual Meeting in person or by proxy were holders of shares representing 135,606,797 votes of Class A Common Stock and 32,300,802 votes of Class B Common Stock. The holders of Class A Common Stock and Class B Common Stock voted together as a single class on all matters presented at the Annual Meeting, except only the holders of Class A Common Stock voted on the proposal to elect four Class I directors.
The final voting results were as follows:
1. Election of four Class I directors:

Director	For	Withheld	Broker Non-Votes
Lee Adrean	132,139,532	1,859,668	1,607,597
Lori Beer	132,155,436	1,843,764	1,607,597
Gary Lauer	132,531,920	1,467,280	1,607,597
Thomas Ryan	130,205,662	3,793,538	1,607,597
2. Advisory approval of the compensation of Vantiv's named executive officers:

For:	164,364,269
Against:	1,913,348
Abstain:	22,385
Broker Non-Votes:	1,607,597
3. Advisory approval of the preferred frequency of stockholder advisory votes on executive compensation:

Every Year:	164,205,214
Every Two Years:	1,419,742
Every Three Years:	673,766
Abstain:	1,280
Broker Non-Votes:	1,607,597
Based on these voting results and its consideration of the appropriate voting frequency for Vantiv at this time, Vantiv's Board of Directors has determined that Vantiv will hold an advisory vote on the compensation of Vantiv's named executive officers every year until such time as the next advisory vote regarding the frequency of advisory votes on executive compensation is submitted to stockholders or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of Vantiv.
4. Ratification of the appointment of Deloitte & Touche LLP as Vantiv's independent registered public accounting firm for the fiscal year ending December 31, 2013:

For:	167,898,707
Against:	8,331
Abstain:	561
Broker Non-Votes:	-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: May 3, 2013	By:	/s/ Nelson F. Greene
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary